UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12
H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a list of frequently asked questions that was made available to employees of H. J. Heinz Company on February 21, 2013.

Salaried Employee Q&A Regarding Heinz’s Agreement to Be Acquired by
Berkshire Hathaway and 3G Capital

Questions Related to Benefits:
1.	Does the agreement provide for the continuation of our current benefits?
The agreement provides for a one year post closing “maintenance period” of the aggregate value of compensation and benefits, specifically protecting salary, base wages and severance benefits.

2.	What happens to the Global Stock Purchase Plan (GSPP) shares?
Any Heinz shares previously purchased in the GSPP will be cashed out at $72.50 upon closing of the transaction.  The last purchase date was February 15, 2013.  Any contributions that have started to accumulate for purchases after February 15, 2013 will be returned to the applicable GSPP participants.

3.	Can employees still buy shares at a preferential rate?
No.  The GSPP has been terminated as of February 15, 2013.  Thus, we cannot continue to offer shares at a discount (or even at full price) through the GSPP.

4.	Will any benefit replace the GSPP as an employee benefit moving forward?
Assuming the deal closes, we will be working with our new owners to establish a competitive pay plan.  We do not know at this time the specifics of any pay plans.

5.	Are we still expected to have salary reviews/increases in the short term?
All employees are expected to have an annual performance review conducted at a time and manner consistent with past practices.  In the past, the annual review of base salaries has been performed as part of the annual merit review, where base salaries are reviewed for employees based on their performance.  This process also will continue in a manner consistent with past practices for employees below Band 10 Vice Presidents.  We will work with the buyers with respect to employees in Band 10 and above.

6.	Do I still have healthcare coverage? Will my insurance change and if so, when?
We do not anticipate that your healthcare coverage for 2013 will change unless you have a qualifying life event during the 2013 year.  If healthcare coverage changes are planned for 2014, information about the changes should be available in the fall.

For Expats/Inpats:  We do not anticipate that your healthcare elections for 2013 will change.  Coverage is currently through CIGNA International.  If changes are planned for 2014, information about the changes should be available in the fall.

7.	Will benefits like paid vacation days and sick days change as a result of the closing of this transaction?
Any unused sick days and vacation days earned for calendar year 2013 before the closing will not be affected by the closing.  Note: Vacation is earned throughout the year based on each month worked.

8.	How does the transaction impact the design of our FY14 AIP?
Along with the buyers, we will design and communicate an Annual Incentive Program for FY14 that will be similar to our current AIP program.

9.	Going forward, will the Company’s tuition reimbursement program continue to be honoured?
We will discuss the program for tuition reimbursement with the buyers after the closing and will share information as it is available.

Questions Related to the Transaction and Business Operations:
10.	When will the pay-out of $72.50 a share occur?
The transaction is subject to approval by Heinz shareholders, receipt of regulatory approvals and other customary closing conditions, and is expected to close in the third (calendar) quarter of 2013.  Following shareholder and regulatory approval, the cash payment of $72.50 per share will be made to shareholders shortly following the closing.

11.	How long will Heinz common stock continue to be traded?
HNZ common stock will continue to be traded until the transaction closes.

12.	Who are the Company’s new owners?
Berkshire Hathaway, led by Warren Buffett, owns leading businesses across a variety of industries.  3G Capital is a global investment firm focused on long-term value creation with a particular emphasis on building and expanding great brands.  With these highly respected individuals and their organizations behind the Heinz brand in the years ahead we have the opportunity for strong growth.

13.	What happens to our current leadership as a result of this announcement?
William R. Johnson will remain as Chairman, President and CEO, and the Office of the Chairman will remain intact at least until the transaction closes, but no determination has been made about any of Heinz senior management post-closing.

14.	Which of our new owners will be more involved in the business post-closing, Berkshire Hathaway or 3G Capital?
We understand that 3G Capital will be more involved in the business post-closing.  In the meantime, it is business as usual at Heinz.

15.	How will the buyers’ current ownership of Foodservice customers impact our relationships with other Foodservice customers?
The buyers have assured us that their respective ownership of Burger King and Dairy Queen will have no impact on the Company’s relationships with other Foodservice customers.  All of our Foodservice customers globally remain valuable to the Company and are valuable to the buyers.  We will continue to uphold the high level of confidentiality and business ethics that the H.J. Heinz Company has built with our business partners over the years.

16.	How will the new owners run the business differently?
It is too early to say.  The Company is committed to communicating with employees openly, honestly and often over the coming months as information becomes available.  In the meantime, we do not anticipate changes to our organization outside of ordinary activities until this transaction is complete.

17.	Should the global business units continue with their current strategic plans?
Yes.  It is business as usual at Heinz.  Each of us needs to continue to fulfill our daily commitments with excellence and integrity.

18.	What does this announcement mean for Keystone?
It is business as usual until the transaction closes.  While we do not yet know the buyers’ plans, moving forward, strong systems with real-time access to critical information will be as important as ever in order to make faster decisions to support our global growth platform.

19.	When will we know more?
While there are many details still to be determined, we are committed to communicating with you openly, honestly and often.  The next major milestone will likely be when we file the preliminary proxy statement, which will contain additional information about the proposed merger.  The preliminary proxy statement is expected to be filed within the next month.  We will arrange Town Hall meetings as appropriate and will communicate details through your managers as information becomes available.

20.	What’s the difference between private and publicly owned companies?
Ultimately, instead of having a widely dispersed group of thousands of shareholders and owners as we do today, we will have just a few in Berkshire Hathaway and 3G Capital.

Being a private company means that we can focus first and foremost on customers and consumers without being concerned each and every day about how Wall Street will react to our decisions.  We will instead be accountable to our new owners who are interested in driving strong cash-based earnings growth.

Executive Benefits Q&A Regarding Heinz’s Agreement to Be Acquired by
Berkshire Hathaway and 3G Capital

21.	How does this transaction impact hiring and promotions?
In the past, all Band 8 and above positions had to be approved by WHQ, both the job itself and the actual compensation package.  Now, all offers for positions Band 8 and above must be approved by the CEO and requires the consent of the buyers under the terms of the agreement governing the deal.  In addition, all increases in compensation and benefits for officers (Band 10 and above) must be approved by the CEO and requires the consent of the buyers under the terms of the agreement governing the deal.

22.	How does the transaction impact equity compensation for executives and the LTPP program?
The Company will not be granting equity (RSUs or Options) or LTPP awards at the start of FY14.  For the period of FY14 and until the closing of the transaction, we will develop an all cash LTI program(s) that will replace RSUs and options and LTPP awards, which will be paid out on a prorated basis near the time of the closing in accordance with the terms of the cash LTI program(s).  We will communicate the details of this program as soon as we have them.

23.	What is the impact on RSUs and options? If the RSUs are still to vest, will these be lost/paid out or replaced with something else?
On the close date, all vested and unvested RSUs and stock options will be paid out at $72.50 (with the exception of retention-based RSU awards, whose treatment will be communicated at a later date, and deferred RSUs which will be paid out within one year following the closing).  All accrued and unpaid dividends will also be paid.

24.	How does the transaction impact the design of our FY14 AIP?
Along with the buyers, we will design and communicate an Annual Incentive Program for FY14 that will be similar to our current AIP program.

25.	What impact does the transaction have on SERP and other Deferred Compensation Programs?
Prior to the closing, the SERP and Deferred Compensation Programs will be amended to vest all unvested benefits under each plan.  Assuming certain conditions are met, within one year after closing, the Supplemental Executive Retirement Plan (as amended and restated effective November 12, 2008), the Employees Retirement and Savings Excess Plan (as amended and restated effective January 1, 2005), the Executive Deferred Compensation Plan (as amended and restated effective January 1, 2005), the Deferred Compensation Plan for Directors (effective July 1, 1982) and the Deferred Compensation Plan for Non-Employee Directors (as amended and restated effective January 1, 2005) will be terminated and balances paid out.

26.	Other than outlined above, how will compensation be affected after the closing of the transaction?
In addition to the information outlined above, the new owners have indicated that they will discuss new compensation arrangements post-closing.

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Cautionary Statement Regarding Forward-Looking Statements

This press release and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,

•	the risk that a closing condition to the proposed merger may not be satisfied,

•	the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”). The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of Heinz seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.